Exhibit 10.1

LOAN AGREEMENT

THIS AGREEMENT dated as of May 21, 2014, between Epcylon Technologies Inc. (the "Borrower") and Peter George (the “Lender").

IN CONSIDERATION of the advancement of funds under the terms and conditions of this Agreement and other good and valuable consideration, the Parties agree as follows:

On the execution of this Agreement the Lender accepts to lend to the Borrower the sum of Fifty Thousand United States Dollars $50 000.00 (“the Loan”) on the terms and conditions set out in this Agreement.

1. Promise to Pay. For value received, Fifty Thousand Dollars ($50 000.00) Borrower promises to pay Lender $50 000.00 and interest at the yearly rate of 5% on the unpaid balance as specified below.

2. Installments. Borrower will pay interest and principal 13 months from the execution date of this agreement.

3. Application of Payments. Payments will be applied first to interest and then to principal.

4. Security. This is an unsecured note

5. REDEMPTION. The Borrower may at any time during the term and duration of the Loan Agreement redeem the Loan by providing a five day notice to the Lender that the Borrower intends to redeem the Loan Agreement. Payment of principal and interest will be calculated from date of execution to date of redemption notice.

6. Convertible. The Lender may convert all or part of the loan including principal and interest due into Series B Preferred Shares as per the Board Resolution planned to be passed in a formal Board Meeting on 28 August, 2014 creating the Series B Preferred Shares. Notice of the Series B Preferred Shares will be filed with the State of Nevada. The company undertakes to file the Series B registration immediately after the Corporate Annual Filing is completed which is due August 31/2014.

At termination date of loan, if the Borrower has not converted his Loan Agreement to shares of Series B Preferred OR if the Lender has not redeemed the Loan, the Borrower will automatically convert his loan to the Series B Preferred Shares. Such price per share shall be the lowest trading price of the Company's shares on the Stock Exchange which its’ Common Shares trade, by using the lowest share price of the preceding five business days prior to the termination date of the loan with a minimum price of $0.20.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

The “LENDER”	The “BORROWER”

Signature /s/ Peter George	Signature /s/ Cato Kemmler

Name: Peter George	Name: Cato Kemmler

Title: CEO	Title: President

Date: May 21/2014	Date: May 21/2014